Expedition Leasing, Inc.
and Sinary Bio-Technology Holdings Group, Inc. and Subsidiary
Pro forma Combined Balance Sheet
As of September 30, 2007
(unaudited)

	Expedition			Pro forma		Pro forma
	Leasing (1)	Sinary (2)		Adjustments		Combined
	(historical)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,979	$101,180		$		$103,159
Accounts receivable, net		7,207				7,207
Other receivables		16,004				16,004
Due from shareholder		2,737,408				2,737,408
Due from related parties		4,089				4,089
Inventory		324,216				324,216

TOTAL CURRENT ASSETS	1,979	3,190,104		-		3,192,083

ADVANCES FOR CONSTRUCTION AND EQUIPMENT		191,430				191,430

PROPERTY AND EQUIPMENT, NET		4,109,798				4,109,798
CONSTRUCTION IN PROGRESS		2,669				2,669
INTANGIBLE ASSETS		252,807				252,807

TOTAL ASSETS	$1,979	$7,746,808		$-		$7,748,787

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$46,812	$82,318		$(46,812)	(a)	$82,318
Other payables		7,664,490				7,664,490
Accrued expenses	24,350			(24,350)	(a)	-
Due to related party	60,000			(60,000)	(a)	-
Due to shareholder		650,000	(d)			650,000

TOTAL CURRENT LIABILITIES	131,162	8,396,808		(131,162)		8,396,808

STOCKHOLDERS' EQUITY
Common Stock	252			-	(b)	252
Additional paid in capital	119,489			(117,762)	(a)	1,727
Subscription Receivable						-
Statutory reserve						-
Retained earnings (accumulated deficit)	(248,924)	(650,000)	(d)	248,924	(a)	(650,000)

TOTAL STOCKHOLDERS' EQUITY	(129,183)	(650,000)		131,162		(648,021)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,979	$7,746,808		$-		$7,748,787

(1)	Source: unaudited financial statements of Expedition Leasing, Inc. as of September 30, 2007 as filed in Quarterly Report on Form 10QSB filed with the SEC on November 14, 2007.

(2)
Source: unaudited financial statements of Heilongjiang Weikang Bio-Technology Group Co., Ltd. ("Weikang") (a wholly owned subsidiary of Sinary) as of September 30, 2007 included in this 8-K, consolidated with Sinary on a pro forma basis. Sinary acquired Weikang on October 25, 2006 for $7.6 million by assumption of debt.

(a)	Elimination of accumulated deficit, capital accounts as a result of recapitalization, and reflection of payment of all liabilities of EXDG prior to closing.

(b)	After cancellation of 24,725,200 shares by the old shareholders of Expedition and issuance of 24,725,200 shares to the shareholder of Sinary

See accompanying notes to pro forma combined financial statements

Expedition Leasing, Inc.
and Sinary Bio-Technology Holdings Group, Inc. and Subsidiary
Pro forma Combined Statement of Operations
For the Nine Months Ended September 30, 2007
(unaudited)

	Expedition		Pro forma	Pro forma
	Leasing (1)	Sinary (2)	Adjustments	Combined
	(historical)

Net Revenue	$9,287	$2,935,010	$	$2,944,297

Cost of Revenue	-	1,474,004		1,474,004

Gross Profit	9,287	1,461,006	-	1,470,293

Operating expenses:
Selling expenses	-	7,651		7,651
General and administrative expenses	56,585	230,816		287,401

Total operating expenses	56,585	238,467	-	295,052

Income (loss) from operations	(47,298)	1,222,539	-	1,175,241

Non-operating expenses:
Interest income expense	(5,043)			(5,043)
Finance expenses		(128)		(128)
Other expenses		(1,721)		(1,721)

Total non-operating expenses	(5,043)	(1,849)	-	(6,892)

Income (loss) before income tax	(52,341)	1,220,690	-	1,168,349

Net income (loss)	$(52,341)	$1,220,690	$-	$1,168,349

Earnings per share	$(0.00)			$0.05

Weighted average shares outstanding	25,229,800			25,229,800

(1)	Source: unaudited financial statements of Expedition Leasing, Inc. as of September 30, 2007 as filed in Quarterly Report on Form 10QSB filed with the SEC on November 14, 2007.

(2)
Source: unaudited financial statements of Heilongjiang Weikang Bio-Technology Group Co., Ltd. ("Weikang") (a wholly owned subsidiary of Sinary) as of September 30, 2007 included in this Form 8-K, consolidated with Sinary on a pro forma basis. Sinary acquired Weikang on October 25, 2007 for $7.6 million by assumption of debt.

See accompanying notes to pro forma combined financial statements

Expedition Leasing, Inc.
and Sinary Bio-Technology Holdings Group, Inc. and Subsidiary
Pro forma Combined Statement of Operations
For the Year Ended December 31, 2006
(unaudited)

	Expedition		Pro forma	Pro forma
	Leasing (1)	Sinary (2)	Adjustments	Combined
	(historical)

Net Revenue	$9,600	$2,487,148	$	$2,496,748

Cost of Revenue	-	1,201,858		1,201,858

Gross Profit	9,600	1,285,290	-	1,294,890

Operating expenses:
Selling expenses	-	13,434		13,434
General and administrative expenses	109,790	210,562		320,352

Total operating expenses	109,790	223,996	-	333,786

Income (loss) from operations	(100,190)	1,061,294	-	961,104

Non-operating income (expenses):
Other expense	-	(4,458)		(4,458)
Interest income	3,573	3,556		7,129
Interest expense	(8,000)	-		(8,000)

Total non-operating expenses	(4,427)	(902)	-	(5,329)

Income (loss) before income tax	(104,617)	1,060,392	-	955,775

Net income (loss)	$(104,617)	$1,060,392	$-	$955,775

Earnings per share	$(0.00)			$0.04

Weighted average shares outstanding	25,229,800			25,229,800

(1)	Source: audited financial statements of Expedition Leasing, Inc. for the year ended December 31, 2006 as filed in Annual Report on Form 10-KSB filed with the SEC on April 2, 2007.

(2)
Source: audited financial statements of Heilongjiang Weikang Bio-Technology Group Co., Ltd. ("Weikang") (a wholly owned subsidiary of Sinary) for the year ended December 31, 2006 included in Form 8-K, consolidated with Sinary on a pro forma basis.

See accompanying notes to pro forma combined financial statements

Expedition Leasing, Inc. and
Sinary Bio-Technology Holdings Group, Inc. and subsidiary
Notes to Pro forma Combined Financial Statements

NOTE 1 - BASIS OF PRESENTATION

The accompanying pro forma combined balance sheet presents the accounts of Expedition Leasing, Inc. ("Expedition Leasing") and Sinary Bio-Technology Holdings Group, Inc. and subsidiary (collectively “Sinary”) as if both the acquisition of subsidiary by Sinary and the acquisition of Sinary by Expedition Leasing occurred on September 30, 2007. The accompanying pro forma combined statements of operations present the accounts of Expedition Leasing and Sinary for the year ended December 31, 2006 and the nine months ended September 30, 2007 as if both the acquisition of subsidiary by Sinary and the acquisition of Sinary by Expedition Leasing occurred on January 1, 2006 and January 1, 2007 for income statement purposes, and on September 30, 2007 for balance sheet purposes. For accounting purposes, the acquisition of Sinary by Expedition Leasing is being accounted for as a recapitalization of Sinary.

The following adjustments would be required if the acquisition occurred as indicated above:

a.
Recapitalization of Sinary to account for issuance of an aggregate of 24,725,200 shares of Expedition Leasing to the shareholders of Sinary, the total issued and outstanding shares after the reverse merger were 25,229,800;

b.	Cancellation of 24,725,200 shares of Expedition Leasing common stock owned by major shareholder, president of Expedition Leasing and public float as part of the transaction;

c.	Elimination of accumulated deficit, capital accounts as a result of recapitalization, and reflection of payment of all liabilities of Expedition Leasing prior to closing.

d.
The payment of $650,000 for the cost of the shell is not reflected in the pro forma statement of operations as it is a non recurring expense. This amount however is reflected in the pro forma balance sheet.

e.	The pro forma consolidation of Weikang with Sinary is based on a preliminary allocation of purchase price.

f.	Sinary has no assets or operations other than the investment in Weikang of RMB 57 million by assumption of debt.